EXHIBIT 5.1

Mayer, Brown, Rowe & Maw LLP
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Chicago, Illinois  60606-4637

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September 20, 2005

RFS Holding, L.L.C.
777 Long Ridge Road

Building B, 3rd Floor

Stamford, Connecticut 06927

GE Capital Credit Card Master Note Trust

777 Long Ridge Road

Building B, 3rd Floor

Stamford, Connecticut 06927

Re:          RFS Holding, L.L.C.

GE Capital Credit Card Master Note Trust, 2006-1
Registration Statement on Form S-3 (No. 333-130030)

We have acted as special counsel for RFS Holding, L.L.C., a Delaware limited liability company (“RFSHL”), and GE Capital Credit Card Master Note Trust (the “Note Trust”), in connection with (a) the filing by RFSHL with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the above captioned Registration Statement, as amended (the “Registration Statement”), registering asset-backed notes representing debt of the Note Trust, and (b) the offering of the Series 2006-1 notes (the “Notes”) described in the preliminary prospectus supplement, dated September 18, 2006 (the “Preliminary Prospectus Supplement”) and the base prospectus dated September 18, 2006 (together with the Preliminary Prospectus Supplement, the “Preliminary Prospectus”), which have been filed with the Commission pursuant to Rule 424(b) of the Act.  The Notes will be issued pursuant to the Master Indenture, dated as of September 25, 2003, as amended by the Omnibus Amendment to Securitization Documents, dated as of February 9, 2004, and as further amended by the Second Amendment to Master Indenture, dated as of June 17, 2004 and the Third Amendment to Master Indenture, dated as of August 31, 2006 (as so amended, the “Master Indenture”), between the Note Trust and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture

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Trustee”), as supplemented by an Indenture Supplement, to be dated on or about September 27, 2006 (the “Indenture Supplement”, and together with the Master Indenture, the “Indenture”), between the Note Trust and the Indenture Trustee.  Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Indenture.

We have examined executed copies of the Registration Statement, the Master Indenture, the Transfer Agreement, dated as of September 25, 2003, as amended by the Omnibus Amendment, and as further amended by the Second Amendment to Transfer Agreement, dated as of June 17, 2004, and as further amended by the Third Amendment to Transfer Agreement, dated as of November 21, 2004, and as further amended by the Fourth Amendment to Transfer Agreement, dated as of August 31, 2006 (as so amended, the “Transfer Agreement”), between RFSHL and the Note Trust, a form of the Indenture Supplement and such other documents as we have deemed necessary for the purposes of this opinion (collectively, the “Transaction Documents”).

We have also assumed that: (i) the Transaction Documents and the Notes have been or will be duly authorized by all necessary corporate action; (ii) the Notes will be duly issued, executed, authenticated and delivered in accordance with the provisions of the Indenture; and (iii) the purchase price for the Notes will be paid to RFSHL by the various underwriters named in the Preliminary Prospectus.

In expressing our opinion, we have assumed, without independent verification, that the facts presented in the Transaction Documents are correct, the Transaction Documents have been or will be consummated according to their terms, and the factual representations of RFSHL and its affiliates are correct.  In addition, we have assumed that the parties to each Transaction Document will satisfy their respective obligations thereunder.

On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that the Notes, upon issuance and sale thereof in the manner described in the Preliminary Prospectus and as provided in the Indenture, will be binding obligations of the Note Trust.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to this firm under the heading “Legal Matters” in the Preliminary Prospectus Supplement, without admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement.

Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and by the discretion of the court before which any proceeding therefore may be brought.

We are members of the Bar of the State of Illinois and New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States.

Very truly yours,

MAYER, BROWN, ROWE & MAW LLP